Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-211165, 333-195798, 333-173876, 333-166513, 333-149922, 333-129885, 333-122871, and 333-116335) of Herbalife Nutrition Ltd. of our report dated February 17, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

February 17, 2021